EXHIBIT 99(a)

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     REPUBLIC SECURITY FINANCIAL CORPORATION
                              4400 CONGRESS AVENUE
                         WEST PALM BEACH, FLORIDA 33407

The undersigned hereby appoints Rudy E. Schupp and Richard J. Haskins, and each of them acting alone, with the power to appoint his substitute, proxy to represent the undersigned and vote as designated below all of the shares of common stock of Republic Security Financial Corporation (the "Company") held of record by the undersigned on May 15, 1997, at the Annual Meeting of Shareholders to be held on June 27, 1997 and at any adjournment or postponement thereof.

1. Election of three directors; each to serve until the 2000 Annual Meeting and until his successor is duly elected and qualified.

     Richard J. Haskins       [ ]  FOR     [ ]  AGAINST      [ ]  WITHHOLD AUTHORITY TO VOTE
     Lennart E. Lindahl, Jr.  [ ]  FOR     [ ]  AGAINST      [ ]  WITHHOLD AUTHORITY TO VOTE
     Bruce E. Wiita           [ ]  FOR     [ ]  AGAINST      [ ]  WITHHOLD AUTHORITY TO VOTE

2. Approval of the amendment to the Company's Articles of Incorporation increasing the authorized shares of its common stock from 20,000,000 to 100,000,000.

     [ ]  FOR                 [ ]  AGAINST
     [ ]  ABSTAIN

3. Approval of the Republic Security Financial Corporation 1997 Performance Incentive Plan.

     [ ]  FOR                 [ ]  AGAINST
     [ ]  ABSTAIN

4. Approval of the Agreement and Plan of Merger, dated as of January 7, 1997, by and among the Company, Republic Security Bank and Family Bank, providing for the merger of Family Bank with and into Republic Security Bank, a wholly owned subsidiary of the Company. Approval of the Merger Agreement is conditioned upon approval of the Amendment to the Articles.

     [ ]  FOR                 [ ]  AGAINST
     [ ]  ABSTAIN

5. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 and "FOR" PROPOSAL 4.

Dated:  _________________

                                                          ---------------------
                                    Signature

                                    -------------------------
                                    Signature if held jointly

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.